EXHIBIT 23.3


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


         We consent to the incorporation by reference in this Registration Statement of United Shipping & Technology, Inc. on Pre-Effective Amendment No. 2 on Form S-3 of our report dated August 13, 1999 appearing in the Annual Report on Form 10-KSB of United Shipping & Technology, Inc. for the year ended July 1, 2000, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.




/s/ LURIE, BESIKOF, LAPIDUS & CO., LLP
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LURIE, BESIKOF, LAPIDUS & CO., LLP


Minneapolis, Minnesota
October 6, 2000